                                                                    Exhibit 10.9

*** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                        AMENDMENT NO. 1 TO THE AGREEMENT


          THIS AMENDMENT NO. 1 dated as of March 9, 1998 to the Agreement for Internal Electronic Distribution Services dated April 10, 1997 (the "Agreement"), by and between BANCAMERICA ROBERTSON STEPHENS (formerly known as Robertson, Stephens & Company LLC), a Delaware corporation with offices at 555 California St., 26th Floor, San Francisco CA 94104 (hereinafter referred to as "Company"), and MULTEX SYSTEMS, INC., a Delaware corporation with offices at 33 Maiden Lane, New York, New York 10038 (hereinafter referred to as "Multex"). Multex and Company shall be referred to herein sometimes as the "Parties."

          Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

          SECTION 1. Amendments to the Agreement.

Pursuant to Section 20 of the Agreement, it is hereby agreed by the Parties as follows:

1.        A.   The Agreement is hereby amended by including a new section 1A thereto that shall read as follows:

     "1A. Company Research Sales.

          (a) Company will deliver Research (as defined below) to Multex in soft copy.

          (b) Multex shall have the right to resell and make available Research only to customers located in the United States.

          (c) Following a period of 15 days after the release of Research by Company to its own clients (the "Delay Period"), Multex shall have the right to resell and make available Research only to institutional investors, consulting firms and other entities that are not classified as "retail investors." Multex has the ability to screen potential clients and will not allow retail investors to access Research on Multex's Research-On-Demand (as defined below).

          (d) Multex may sell and make available the Research with the research of other research contributors, and may be provided to third parties either directly by Multex or through a Third Party Data Provider, such as Telerate, Reuters, Quotron, Bloomberg and ADP.

          (e) Notwithstanding anything herein to the contrary, Company may, at its sole discretion, elect not to provide certain Research documents to Multex for sale or distribution by Multex under this Agreement ("Excluded Documents"); provided that Company will not provide for sale or distribution such Excluded Documents to any other vendor or third party distributor, including, without limitation, any other research or document distributor.

          (f) Multex shall pay to Company the following royalties (the "Royalties") with respect to the sale or distribution of Research:

          [****] of the Net Fees (as defined below) received by Multex for the Research.

Notwithstanding the foregoing, the Company shall in no event receive a royalty percentage that is less than the royalty percentage received by similar brokerage firm providers to Multex for Multex Research-On-Demand in terms of reports and notes generated, including, for example, [****]. The term "Net Fees" shall be defined to mean the gross revenues received by Multex for the Research, less any discounts, allowances, adjustments, distribution of pass through fees, taxes or other charges paid or incurred by Multex in connection with the sale of the Research.

          (g) Multex will determine the price to be paid by its customers for Research; provided that Multex will price the Research as the same price as other comparable research that is sold by Multex. Multex shall be entitled to provide the Research without a fee for a period of time (such period of time not to exceed 60 days) as a concession or promotion.

          (h) Multex shall pay to Company the Royalties with respect to each calendar month in arrears, within 45 days after the end of such calendar month. Multex shall provide to Company with the Royalty payment a report showing Multex's sales of Research and/or third-party usage of the Research during the relevant month.

          (i) Multex shall be responsible for the conversion of the Research to a format that is suitable for Multex's distribution of the Research. Except as provided in the preceding sentence, Multex shall have no right to modify, alter or excerpt the content of any Research document.

          (j) Notwithstanding anything to the contrary in this Agreement, (i) if Multex is in material breach of this Agreement or (ii) Company determines to cease distribution and availability of any Research to its own customers, Multex will, as soon as practicable after notice from Company, withdraw any Research from availability to Multex's customers.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

          (k) The Parties agree that it is not intended that Company will become an investment advisor with respect to Multex's customers. Multex represents and warrants that it has notified its current customers, and will notify its future customers, that the use of Research purchased by such customers is at such customers' sole risk.

          (l) Multex will determine whether it is required to register as an investment advisor with respect to its customers that receive Research and, if so required, will take all necessary action to register as an Investment advisor prior to disseminating Research pursuant to this Agreement.

          (m) The Research shall remain the exclusive property of Company, and Multex shall not acquire any rights in the Research. The Research (and whatever medium that Multex uses to sell or distribute the Research) shall contain such disclaimers as are determined by Company. Multex represents and warrants that it has notified its current customers, and will notify its future customers, that such customers are customers of Multex, and not of Company.

          (n) For purposes of this Agreement, Research shall mean equity research prepared by the Robertson Stephens division of Company consisting (i) First Calls with Financial Models, (ii) Company Reports, (iii) Industry Reports,
(iv) First Fax: AM and PM editions, and (v) Companies Under Coverage. Research shall not include (i) debt research or (ii) research by BankAmerica Corporation and its affiliates, other than the Robertson Stephens division of the Company."

     B. The Agreement is hereby further amended by including a new section 1B thereto that shall read as follows:

     "1B. Multex Research-On-Demand

          (a) Commencing the date hereof, Multex shall make available to Company for internal distribution exclusively for Company employees selected historical investment research, business, economic and financial news and related information contained in the Multex Research-On-Demand database ("Multex Research-On-Demand"). Multex shall make Multex Research-On-Demand available to Company via a customized website that has previously been furnished and accepted by Company (the "Website"). The Website may currently be accessed by 10 end-users, which number may be increased by mutual agreement between the Parties. Multex represents and warrants to Company that Multex has full legal right and authority to provide Company access to Multex Research-On-Demand and doing so will not result in a breach by Multex of any copyright, license or other obligation of Multex.

          (b) A detailed description of the additional services that are to be provided by Multex with regard to providing Multex Research-On-Demand to Company are set forth in Exhibit A to this Agreement.

          (c) Multex Research-On-Demand shall be subject to all of Multex's restrictions, moratoria and/or limitations on availability regarding the research or documents included therein which are now, or may in the future be, imposed by Multex's contributors of such research or documents.

          (d) The right to access Multex Research-On-Demand shall be personal to Company and belong solely to Company for internal distribution to internal users. Company may not sell or redistribute to any third party the Multex Research-On-Demand (including any of the Services connected therewith or any content or research or documents therein) in any manner (including for promotional purposes, marketing with third parties or the creation or marketing with third parties or co-branded or private branded websites). Company agrees that it shall not sublicense or authorize any non-Company employee or any entity to use the Multex Research-On-Demand without the prior written consent of Multex.

          (e) Company shall pay to Multex the following fees with respect to Company's utilization of Multex Research-On-Demand:

               i) Company shall pay for Multex Research-On-Demand on a per report basis as set forth in Exhibit B hereto, which exhibit is incorporated herein by reference. It is understood by the Parties that Exhibit B may be modified or amended from time to time; provided that the prices set forth in Exhibit B may not be increased during the Trial Period or the First Year (as such terms are defined below). All references to usage of Multex Research-On-Demand shall be calculated on a per report basis.

               ii)  For the period beginning the date hereof and ending
          May 31, 1998 (the "Trial Period"), Company shall not be required to pay any fee for its usage of Multex Research-On-Demand; provided that Company's usage during the Trial Period does not exceed $50,000 in which case Company shall pay to Multex for its usage of Multex Research-On-Demand in excess of $50,000.

               iii) For the period beginning June 1, 1998 and ending May 31, 1999 (the "First Year"), Company shall pay a minimum fee of [****] per month (each a "Monthly Minimum Fee") on or before the first day of each month during the First Year. The total of the Monthly Minimum Fees to be paid during the First Year shall be [****].

               iv)  [****]

               v)   [****]

          (f) In the event of any termination of this Agreement, Company shall have

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

the right to keep and use all research and other materials obtained from Multex Research-On-Demand for which the Company has paid, or does pay.

     C. The Agreement is hereby further amended by deleting Section 4(a) thereto in its entirety and replacing it with a new Section 4(a) that shall read as follows:

          "(a) The term of this Agreement shall run until May 31, 2001. Thereafter, this Agreement shall automatically renew for successive one-year periods unless either Multex or Company terminates the Agreement thirty (30) days prior to the commencement of the renewal period. In addition, this Agreement may be terminated in its entirety (or Sections 1, 1A and/or 1B may be terminated individually) by either Multex or Company at any time subsequent to May 31, 1999 upon 60 days prior written notice to the non-terminating party; provided that in the event that Multex terminates this Agreement in its entirety (or Section 1B individually) for any reason other than for Company's failure to pay to Multex any fees or charges owed to Multex under this Agreement within 15 days following notice by Multex of such non-payment, Multex shall be obligated to pay to Company any Credit owed to Company under Section 1B hereto. In addition, Company may, at its sole discretion, terminate Sections 1A and/or 1B of this Agreement at any time during the Trial Period."

     D. The Agreement is hereby further amended inserting a new Section 4(d) thereto that shall read as follows:

          "(d) This Agreement may be suspended for a 45-day period by either Party without prior notice in the event that such Party, upon the advice of outside legal counsel, reasonably believes that the other Party is in violation of a law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Party or its properties and such violation is material to the business or operations of the such Party or there is pending or threatened a material action, suit, claim or proceeding against the other Party or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Party or any of its officers or properties; provided that if the condition giving rise to the suspension under this Section 4(d) is not removed or cured within the 45-day period, this Agreement may be terminated."

     E. The Agreement is hereby further amended inserting a new Section 31 thereto that shall read as follows:

     "31. Due Diligence; Audit Rights.

          (a) Multex shall make available to Company and its representatives such documents and information and access to such persons as Company shall reasonably deem necessary to insure compliance by Company with all applicable securities laws, including, without limitation, issues relating to suitability of customers receiving Research.

          (b) Company will have the right, not more than two times in any calendar year (and one time within four months following termination of this Agreement), to have an independent public accountant, reasonably acceptable to Multex, examine Multex's relevant books, records and accounts for the purpose of verifying the accuracy of payments made to Company as required under this Agreement. Company acknowledges and agrees that such accountant shall have access to the names of Multex's customers solely on the condition that the accountant not disclose such identities to Company. Each audit will be conducted at Multex's place of business, or other place mutually agreed to by Company and Multex, during Multex's normal business hours and with at least five days prior written notice to Multex. Company will pay all fees and expenses of the accountant for the examination."

     F. The Agreement is hereby further amended inserting a new Section 32 thereto that shall read as follows:

     "32. Notice.  All notices hereunder shall be in writing, and

          If sent to Company:

          Stuart Brogan
          BancAmerica Robertson Stephens
          555 California Street
          San Francisco, CA 94104
          Tel: (415) 676 2505
          Fax: (415) 676 2578

          If sent to Multex:

          Office of the President
          (copy to General Counsel)
          Multex Systems, Inc.
          33 Maiden Lane
          5th Floor
          New York, NY 10038
          Tel: (212) 859 9826
          Tel: (212) 859 9810"

     G. The Agreement is hereby further amended by amending the definition of "Services" contained in Exhibit B to the Agreement to include Multex Research-On-Demand.

     SECTION 2. Reference to and Effect on the Agreement. On and after the effective date of this Amendment No. 1, each reference to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment No. 1. The Agreement, as amended by this Amendment No. 1, is and shall continue to be in full force and effect and is hereby is all respects ratified and confirmed.

     SECTION 3. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment No. 1.

     SECTION 4. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to such state's principles of conflict of law.


          IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the day and year first above written.

BANCAMERICA ROBERTSON                    MULTEX SYSTEMS, INC.
STEPHENS


By: /s/ John P. Rohal                        By: /s/ Philip Callaghan
    ------------------------------           -------------------------
Name:  John P. Rohal                     Name:  Philip Callaghan
Title: Managing Director, Research       Title: Chief Financial Officer

                                   EXHIBIT A
                                   ---------

                                   SERVICES



Service(s) Description

The Multex Research On-Demand database presently consists of at least 150,000 historical research reports from brokerage firms and third parties, which are made available for purchase and which may be subject to certain embargo periods prior to release and sale as determined solely by Multex and its contributors.

Service Update

Multex shall continue to update the Services with additional reports on a periodic basis as new reports are provided by Multex's contributing sources (e.g., brokerage firms). Multex shall provide to Company on a periodic basis a revised indexed listing of reports available as part of Multex Research-on-Demand; such listing shall be revised to reflect new and/or deleted reports from Multex Research-on-Demand.

Service Format

Multex shall make the reports available in Adobe Acrobat format and any such additional format that Multex may later choose to support as part of its Services.

                                   EXHIBIT B

                  SUGGESTED LIST PRICES AND TERMS FOR SERVICES
                  --------------------------------------------



Multex's Suggested List Price for retrieval of Document by Company.


          Multex Research on Demand:
          -------------------------


          Report Size                 Suggested Retail Price
          -----------                 ----------------------

          1-5 pages                   [****] per report
          6-12 pages                  [****] per report
          13-20 pages                 [****] per report
          21-40 pages                 [****] per report
          41-60 pages                 [****] per report
          61+ pages                   [****] per report


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.